SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 12/31/2006
FILE NUMBER  811- 2699
SERIES NO.:  11


72DD.    1.  Total income dividends for which record date passed during the period. ($000's Omitted)
             Class A                                                $1,694
         2.  Dividends for a second class of open-end company shares
             ($000's Omitted)
             Class B                                                $  105
             Class C                                                $   72
             Class R                                                $   47
             Institutional Class                                    $    1

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.  Dividends from net investment income
             Class A                                               0.09900
         2.  Dividends for a second class of open-end company shares
            (form nnn.nnnn)
             Class B                                               0.01350
             Class C                                               0.01350
             Class R                                               0.06960
             Institutional Class                                   0.13660

74U.     1.  Number of shares outstanding (000's omitted)
             Class A                                                17,964
         2.  Number of shares outstanding of a second class of open-end company shares (000's omitted)
             Class B                                                  8,078
             Class C                                                  5,546
             Class R                                                    702
             Institutional Class                                         11

74V.     1.  Net asset value per share (to nearest cent)
             Class A                                                 $13.73
         2.  Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                                                 $13.64
             Class C                                                 $13.63
             Class R                                                 $13.70
             Institutional Class                                     $13.77